Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO THE

CREDIT AGREEMENT

December 18, 2012

This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of December 18, 2012, made by and among J. CREW GROUP, INC., a Delaware corporation (the “Borrower”), CHINOS INTERMEDIATE HOLDINGS B, INC., a Delaware corporation (“Holdings”), each of the undersigned Lenders (as defined below), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), amends that certain Credit Agreement, dated as of March 7, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), made by and among the Borrower, Chinos Acquisition Corporation (which has merged with and into the Borrower), Holdings, the banks, financial institutions and other institutional lenders from time to time party thereto as lenders (the “Lenders”), and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower and Holdings desire to amend the Credit Agreement as hereinafter set forth;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the consent of the Required Lenders is required to make the amendments described below; and

WHEREAS, the undersigned Lenders (such undersigned Lenders, the “Consenting Lenders”, which Consenting Lenders also constitute the Required Lenders under the Credit Agreement), the Administrative Agent, the Borrower and Holdings have agreed, subject to the terms and conditions stated below, to the amendment of the Credit Agreement, as set forth in Section 1 below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the First Amendment Date (as defined below), and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement, in alphabetical order:

“Cumulative Consolidated Net Income” means 50% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) beginning on October 28, 2012 to the end of the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent, or, in the case such Consolidated Net income for such period is a deficit, minus 100% of such deficit.

Amendment No. 1

“First Amendment Agreement” means Amendment No. 1 to the Credit Agreement, dated as of December 18, 2012, made by and among the Borrower, Holdings, the Administrative Agent, and each of the Lenders party thereto.

“First Amendment Date” means the first date on which all of the conditions precedent set forth in Section 2 of the First Amendment Agreement are satisfied or waived in accordance with the terms thereof and Section 10.01 hereof.

“First Amendment Total Asset Percentage Amount” means $92,291,150 which is equal to 2.50% of Total Assets calculated as of October 27, 2012.

(b) Clause (a) of the definition of “Available Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows: “an amount equal to Cumulative Consolidated Net Income; plus”

(c) The definition of “Available Amount Reference Period” in Section 1.01 of the Credit Agreement is hereby deleted.

(d) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the semi-colon at the end of clause (a)(xiii) thereof and inserting the phrase “, plus” and by adding the following new clause (a)(xiv) at the immediate end thereof:

“any net loss from disposed or discontinued operations or from operations expected to be disposed of or discontinued within twelve months after the end of such period;”.

(e) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the period at the end of clause (b)(ii) thereof and inserting the phrase “, plus” and by adding the following new clause (b)(iii) at the immediate end thereof:

“any net income from disposed or discontinued operations or from operations expected to be disposed of or discontinued within twelve months after the end of such period.”.

(f) Clause (d) of the definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended to delete the words “any net after-tax income (loss) from disposed or discontinued operations and”.

(g) Clause (b)(vii) of the definition of Excess Cash Flow in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “and not made in reliance on any basket calculated by reference to the Available Amount”.

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(h) Clause (b)(viii) of the definition of Excess Cash Flow in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” the first time it appears in such clause and inserting a comma in lieu thereof and adding the words “and (k)(ii)” immediately after the words “(k)(i)”.

(i) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the word “and” immediately prior to clause (e) thereof and inserting a comma in lieu thereof, and (y) inserting the phrase “, (f) that certain fee letter, dated as of December 12, 2012, among the Borrower, Holdings, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America and (g) the First Amendment Agreement” immediately before the period at the end of such definition.

(j) The phrase “(if positive)” shall be added immediately after the word “Available Amount” in each of Sections 7.02(c)(iv)(B)(y), 7.02(i)(B)(ii), 7.02(n)(ii), 7.06(k)(ii) and 7.12(a)(i)(D)(2).

(k) Clause (i) of Section 7.06(k) of the Credit Agreement is hereby amended and restated in its entirety as follows: “the amount by which 2.50% of Total Assets (determined at the time of such Restricted Payment) exceeds the First Amendment Total Asset Percentage Amount minus any Restricted Payments (other than pursuant to clause (m) below) made in reliance on this clause (k)(i) prior to such date of determination, and”.

(l) Section 7.06 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (k) and replacing “.” at the end of clause (l) with the phrase “; and”.

(m) Section 7.06 of the Credit Agreement is hereby amended by adding the following new clause (m) at the immediate end thereof:

“a one-time Restricted Payment to Holdings (and by Holdings to any direct or indirect parent of Holdings) on or after the First Amendment Date, but prior to December 31, 2012, in an amount not to exceed $200,000,000.”

(n) Clause (1) of Section 7.12(a)(i)(D) of the Credit Agreement is hereby restated in its entirety as follows: “the amount by which 2.50% of Total Assets (determined at the time of such prepayment, redemption, purchase, defeasance or other payment) exceeds the First Amendment Total Asset Percentage Amount minus any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made in reliance on this clause (1) prior to such date of determination, and”.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on and as of the first Business Day occurring on or before December 18, 2012 on which the following conditions precedent shall have been satisfied (such date, the “First Amendment Date”):

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(a) The receipt by the Administrative Agent (or its counsel) of counterparts of this Amendment executed by the Borrower, Holdings and the Required Lenders (each of which shall be originals, or facsimiles or “.pdf” files (followed promptly by originals)).

(b) The receipt by the Administrative Agent (or its counsel) of a certificate signed by a duly authorized officer of the Borrower stating that:

(i) The representations and warranties contained in Section 3 hereof are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate); and

(ii) No Default or Event of Default has occurred and is continuing, or would result from the execution and delivery of this Amendment, or from the consummation of the related transactions.

(c) All reasonable and documented out-of-pocket costs, fees (including any fees separately agreed in writing), expenses (including without limitation reasonable and documented out-of-pocket legal fees and expenses) and other compensation contemplated by Section 5 or by the Credit Agreement, payable to the Administrative Agent (including on behalf of the Lenders), shall have been paid to the extent due (and, in the case of expenses, invoiced at least one (1) Business Day prior to the First Amendment Date) and required to be paid on the First Amendment Date.

(d) The Borrower shall have paid to the Administrative Agent on or prior to the First Amendment Date, for the account of each Lender that has unconditionally and irrevocably returned an executed signature page to this Amendment to the Administrative Agent (or its counsel) at or prior to 1:00 p.m. (New York City time) on December 14, 2012 (the “Consent Deadline”) consenting to the amendments set forth in Section 1 hereof, an amendment fee (the “Amendment Fee”) in an amount equal to 0.20% of the sum of the aggregate principal amount of all of the Loans of such Lender outstanding as of the Consent Deadline (it being understood that the Borrower shall have no liability to pay any of the Amendment Fee if the First Amendment Date does not occur).

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Consenting Lenders and the Administrative Agent, as of the First Amendment Date that:

(a) Both before and after giving effect to this Amendment, each of the representations and warranties of the Borrower contained in Article V of the Amended Credit Agreement (as defined below), or in any other Loan Document, are true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect (after giving effect to such qualification)) on and as of such date, except (i) to the extent that such representations or warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect (after giving effect

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to such qualification)) as of such earlier date, and (ii) that for purposes of this Section 3, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively.

(b) The execution, delivery and performance by each of the Borrower and Holdings of this Amendment and the Loan Documents, as amended hereby, to which it is a party, and the consummation of the transactions contemplated hereby, are within its corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the terms of such Person’s Organization Documents, (ii) violate any applicable Law, (iii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a, individually or in the aggregate, Material Adverse Effect.

(c) No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Borrower or Holdings of this Amendment or any of the Loan Documents, as amended hereby, to which the Borrower or Holdings, as the case may be, is a party, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) This Amendment has been duly executed and delivered by the Borrower and by Holdings. This Amendment and each of the other Loan Documents, as amended hereby, to which the Borrower or Holdings, as the case may be, is a party are legal, valid and binding obligations of the Borrower or Holdings, as applicable, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 4. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

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(b) Each Loan Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Amendment, each reference in each of the Loan Documents (including the Security Agreement, each Guaranty and the other Collateral Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations (as defined in the Security Agreement) of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment, in each case subject to the terms thereof.

(c) Each Loan Party party hereto hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Collateral Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the this Amendment, in each case subject to the terms thereof, and (iii) in the case of Holdings, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty to which it is a party.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs and Expenses. The Borrower hereby agrees to pay on receipt of a reasonably detailed written invoice therefor all reasonable out-of-pocket costs and expenses of the Administrative Agent (including without limitation reasonable and documented out-of-pocket legal fees and expenses) in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, in each case, to the extent required by and in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

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SECTION 7. Survival of Representations and Warranties. All representations and warranties made hereunder or in other documents delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Consenting Lender, regardless of any investigation made by the Administrative Agent or any such Lender or on their behalf and notwithstanding that the Administrative Agent or any such Lender may have had notice or knowledge of any Default at the time of its consent to this Amendment, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 8. Loan Document. This Amendment is a “Loan Document” under, and as defined in, the Amended Credit Agreement, and may not be amended, modified or waived except in accordance with the terms and conditions of Section 10.01 of the Amended Credit Agreement.

SECTION 9. Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 10. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

SECTION 13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

J. CREW GROUP, INC., as Borrower

By:	/s/ Stuart C. Haselden
Name:	Stuart C. Haselden
Title:	Senior Vice President and Chief Financial Officer

CHINOS INTERMEDIATE HOLDINGS B, INC.,
as Holdings

By:	/s/ Stuart C. Haselden
Name:	Stuart C. Haselden
Title:	Senior Vice President and Chief Financial Officer

Signature Page to

Amendment No. 1

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Douglas M. Ingram
Name:	Douglas M. Ingram
Title:	Managing Director

Signature Page to

Amendment No. 1